Exhibit 99.1

Global Brokerage, Inc. Announces Entry Into Restructuring Support Agreement with Approximately 70% of Noteholders

Also Announces Delisting from NASDAQ Global Market, Transfers to NASDAQ Capital Market and Changes to its Board of Directors and Executive Officers

NEW YORK, November 10, 2017 -- Global Brokerage, Inc. (NASDAQ:GLBR) (“Global Brokerage”), announced today a series of steps to achieve stability, reduce costs, and equip Global Brokerage for the future, including entry into a restructuring support agreement and expected delisting from Nasdaq Global Market, transferring to Nasdaq Capital Market and certain changes to its board of directors and officers.

Restructuring Support Agreement and Prepackaged Plan of Reorganization

Recently, Global Brokerage and its affiliate, Global Brokerage Holdings, LLC (“Global Brokerage Holdings”), have been engaged in a series of highly productive negotiations with an ad hoc group (the “Ad Hoc Group”) of holders of more than 68.5% of Global Brokerage’s 2.25% Convertible Notes due 2018 (the “Current Notes”). These negotiations, aimed at restructuring the terms of the Current Notes, have also included participation from FXCM Group, LLC (“FXCM Group” or “FXCM”) and Leucadia National Corporation and LUK-FX Holdings, LLC (together, “Leucadia”).

Global Brokerage is very pleased to announce that, as a result of those negotiations, Global Brokerage, Global Brokerage Holdings, FXCM Group, Leucadia and the Ad Hoc Group have entered into a restructuring support agreement (the “RSA”) to restructure the obligations of Global Brokerage and Global Brokerage Holdings pursuant to a prepackaged plan of reorganization (the “Plan”) to be filed under Chapter 11 of the United States Bankruptcy Code. The overall purpose of the Plan is to enable Global Brokerage to extend the maturity on its current debt obligations for five years and restructure its current operations to reduce current expenses.

FXCM Group is not involved with the Chapter 11 filing. FXCM’s customers and customer funds will not be impacted by the RSA and the Plan. Similarly, FXCM’s banking and trading counterparties, service providers, and other business relationships will not be impacted. FXCM Group, a leading retail FX and CFD broker will continue to operate normally.

Generally, the Plan provides that:

●	Current Notes will be exchanged for an equal amount of a new series of senior secured notes (the “New Secured Notes”) due five years from Global Brokerage’s emergence from Chapter 11 protection. The New Secured Notes will be guaranteed by Global Brokerage Holdings and accrue cash interest at a rate of 7% with a payment in kind toggle option. The indenture governing the New Secured Notes will not include a convertible feature, but will include certain covenants, including covenants which, subject to certain exceptions, limit the ability of Global Brokerage and Global Brokerage Holdings to incur additional indebtedness, engage in certain asset sales, make certain types of restricted payments, engage in transactions with affiliates and create liens on assets. The New Secured Notes are not liabilities of FXCM Group and only have recourse to the assets of Global Brokerage and Global Brokerage Holdings.

●	The credit agreement among Global Brokerage Holdings and FXCM Group, as borrowers, and Leucadia, as lender (the “Credit Agreement”), will be amended to provide a twelve-month extension.

●	The rights of holders of Global Brokerage common stock will be unimpaired.

●	The operating agreements of Global Brokerage Holdings and FXCM Group will be amended to provide certain covenants that will, among other things, permit certain excess cash generated by FXCM Group and its affiliates to be distributed to Global Brokerage Holdings and, thus, Global Brokerage.

●	The 2016 Incentive Bonus Plan for Founders and Executives, which had provided a long-term incentive program for the founders of Global Brokerage, was terminated on November 8, 2017.

●	The waterfall for distributions from FXCM Group will be allocated as follows:

Amounts due under Credit Agreement:	100% Leucadia
Next $350 million:	50% Leucadia / 50% Global Brokerage Holdings
Next $600 million:	90% Leucadia / 10% Global Brokerage Holdings
All aggregate amounts thereafter:	60% Leucadia / 40% Global Brokerage Holdings

●	Mutual releases will be effectuated among the members of the Ad Hoc Group, Leucadia, Global Brokerage, Global Brokerage Holdings and FXCM Group.

●	All administrative expense claims, priority tax claims, and priority claims, as well as all undisputed trade obligations, of Global Brokerage will be paid in full.

Upon receipt of the requisite votes to accept the Plan, which requires the consent of more than two-thirds in terms of value of the voting holders of Current Notes and 50% in number of those noteholders who vote, Global Brokerage plans to file a Chapter 11 case to consummate the Plan. The bankruptcy case is expected to take no longer than sixty days.

FXCM Group is not involved with the Chapter 11 filing. The RSA and the Plan were designed not to impact – and should have no impact on – FXCM Group’s business or operations.

Nasdaq Delisting and Transfer

As previously announced, on May 2, 2017 the Nasdaq Stock Market (“Nasdaq”) notified Global Brokerage that the market value of its publicly held shares does not meet the requirement for continued listing under the Nasdaq Global Market’s listing standards. On November 6, 2017, Global Brokerage was notified that Nasdaq would remove Global Brokerage from The NASDAQ Global Market.

Nasdaq has approved Global Brokerage to transfer its stock to the NASDAQ Capital Market exchange, and the securities will begin trading at the opening of business on November 13, 2017.

However, by the end of the 2017 calendar year, Global Brokerage intends to initiate the steps to deregister its common stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and terminate its duty to file periodic reports with the Securities and Exchange Commission (the “SEC”), such as quarterly and annual reports. As a result of deregistration, Global Brokerage expects its annual expenses to be reduced.

Board and Management Changes

In an effort to further minimize expenses as contemplated by the restructuring, the Board of Directors of Global Brokerage (the “Board”) has also decided to reduce its size. Effective as of the Effective Date of the Plan, Messrs. David Sakhai and Eduard Yusupov will resign from their positions as members of the Board. The decisions by Messrs. Sakhai and Yusupov to resign are not a result of any disagreement with Global Brokerage.

In addition, the following Executive Officers of Global Brokerage will submit their resignation to the Board, effective as of the Effective Date of the Plan, Margaret Deverell, Chief Accounting Officer, Robert Lande, Chief Financial Officer, and David S. Sassoon, General Counsel. The resignation of these executives from Global Brokerage will allow each of them to focus their priorities in these roles to FXCM Group.

This press release is for information purposes only and is not a solicitation to accept or reject the proposed prepackaged plan of reorganization referred to herein or an offer to sell or a solicitation of an offer to buy the New Secured Notes or any securities of Global Brokerage. The Plan will be distributed with a Disclosure Statement to all holders of Global Brokerage’s Current Notes. Global Brokerage, Global Brokerage Holdings, FXCM Group and Leucadia, or their respective affiliates, recommend that all holders of Current Notes should vote to accept the Plan.

Global Brokerage’s legal advisors are King & Spalding LLP, and its financial advisors are Perella Weinberg Partners LP.

Additional information regarding Global Brokerage’s restructuring can be found in the Current Report on Form 8-K to be filed with the SEC on November 13, 2017.

Disclosure Regarding Forward-Looking Statements

In addition to historical information, this earnings release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Exchange Act and/or the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements preceded by, followed by, or including the words “believes,” “expects,” “anticipates,” “plans,” “estimates,” “projects,” “forecasts,” or similar expressions. Examples of forward-looking statements in this news release are statements about the expected terms and timing of the Plan, the expected SEC deregistration and the financial impact on Global Brokerage, including reduced expenses, resulting from the restructuring transactions. These forward-looking statements are not historical facts and are based on current expectations, estimates and projections about Global Brokerage’s industry, business plans, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict including, without limitation, risks associated with Global Brokerage’s strategy to focus on its operations outside the United States, risks associated with the events that took place in the currency markets on January 15, 2015 and their impact on Global Brokerage’s capital structure, risks associated with Global Brokerage’s ability to recover all or a portion of any capital losses, risks relating to the ability of Global Brokerage to satisfy the terms and conditions of or make payments pursuant to the terms of the finance agreements with Leucadia, as well as risks associated with Global Brokerage’s obligations under its other financing agreements, risks related to Global Brokerage’s dependence on FX market makers, market conditions, risks associated with the outcome of any potential litigation or regulatory inquiries to which Global Brokerage may become subject, risks associated with potential reputational damage to Global Brokerage resulting from its sale of US customer accounts, and those other risks described under “Risk Factors” in Global Brokerage’s Annual Report on Form 10-K, Global Brokerage’s latest Quarterly Report on Form 10-Q, and other reports or documents Global Brokerage files with, or furnishes to, the SEC from time to time, which are accessible on the SEC website at sec.gov. This information should also be read in conjunction with Global Brokerage’s Consolidated Financial Statements and the Notes thereto contained in Global Brokerage’s Annual Report on Form 10-K, Global Brokerage’s latest Quarterly Report on Form 10-Q, and in other reports or documents that Global Brokerage files with, or furnishes to, the SEC from time to time, which are accessible on the SEC website at sec.gov.

About Global Brokerage, Inc.

Global Brokerage, Inc. (NASDAQ:GLBR) is a holding company with an indirect effective ownership of FXCM Group, through its equity interest in Global Brokerage Holdings, of between 7.5 – 37.3% depending on the amount of distributions made by FXCM Group.

Investor Relations

investorrelations@globalbrokerage.info